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                                                               [GRAPHIC OMITTED]

For Immediate Release:
----------------------


Contact: Lester Rosenkrantz                          Mark Beal
         Cameron Associates                          Alan Taylor Communications
         212-554-5486                                212-714-1280
         lester@cameronassoc.com

              PACIFICHEALTH LABORATORIES REPORTS FIRST QUARTER 2003
                            RESULTS; REVENUES UP 21%

            ACCELERADE(R) Powdered Sports Drink Revenues Increase 84%

WOODBRIDGE, NJ, May 13, 2003 - - PacificHealth Laboratories, Inc. (NASDAQ:
PHLI), an innovative nutrition technology company, reported today a 21% increase in revenues to $1,397,779 for the quarter ended March 31, 2003 versus revenues of $1,156,930 for the same period in 2002. Sales of the Company's powdered sports drink, ACCELERADE, rose 84% in the first quarter of 2003 as compared to the same period in 2002.

A net loss of ($421,053), or ($0.07) per share was recorded, versus a net loss of ($251,325), or ($0.04) per share, for the quarters ended March 31, 2003 and 2002, respectively. The loss was higher due to increases in marketing expenses, as well as research and development expenses, while we increase ACCELERADE brand awareness and test market a ready-to-drink form of ACCELERADE.

Significant accomplishments during the first quarter of 2003 included:

o  Increased our ACCELERADE Powdered sports drink revenues by 84%.
o For many of our major retailers, ACCELERADE has become the No. 1 powdered sports drink.
o Received a Notice of Allowance on a composition of matter patent for SATIETROL entitled Nutritional Intervention Composition for Improving Efficacy of a Lipase Inhibitor. This brings the total number of patents issued on our SATIETROL technology to five.
o  Initiated a clinical study to evaluate a tablet form of SATIETROL.

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Dr. Robert Portman, President and CEO of PacificHealth Laboratories, Inc. said,
"Our earnings per share numbers are down compared to our first quarter numbers of 2002 due to increases in our R&D and marketing expenses associated with ACCELERADE, in both powdered and ready-to-drink forms. I am, however, greatly encouraged by the growth in our revenues in the first quarter, which are traditionally flat or down quarters for the sports drink market. We are beginning to see results from our aggressive marketing programs and increased retail distribution base, which now numbers over 9,000 stores."

Dr. Portman added, "In March, we launched ACCELERADE Ready-To-Drink in 7-Eleven stores in San Diego and Colorado Springs. Three weeks into the test we discovered a bottling problem. Rather than risk creating issues with consumers or 7-Eleven, we immediately pulled all of our Ready-To-Drink product. The timing was unfortunate since we were seeing increased sales of our product each week. The good news is that 7-Eleven is still firmly committed to the ACCELERADE test based on our initial sell-through figures. We feel confident we have solved the bottling problem and will be distributing new product within three weeks. This is one reason why a test market is conducted. The test market results, although limited, clearly indicate that ACCELERADE in a ready-to-drink form is a very viable product."

Dr. Portman further commented, "In this last quarter, we also can report some positive progress with SATIETROL. We have received a new patent on the concomitant use of SATIETROL with a lipase inhibitor. Lipase inhibitors are a class of major prescription drugs that work by blocking the absorption of fat. We have also had success in formulating a SATIETROL tablet and have initiated a study to determine its level of efficacy."

Dr. Portman concluded, "Our cash position is good. We expect to close on an asset-based receivable financing shortly. With this asset-based loan, we will be in a stronger position to support our product and research efforts over the coming year."

PHLI will hold a conference call to discuss the Company's first quarter 2003 results, today, Tuesday, May 13th, at 4:30 p.m. EST. Participating in the call will be Robert Portman, Chairman and CEO, and Stephen Kuchen, Vice President and CFO. To participate in the conference call, dial 1-800-299-6183 and use code # 13445506 approximately 10 minutes before the scheduled start time. If you are unable to participate, a digital replay of the call will be available for 2 weeks from Tuesday, May 13 at 6:30 p.m. EST until 6:30 p.m. EST on, Tuesday, May 27 by dialing 1-888-286-8010 and entering code # 48372195.

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A live web cast of the conference call will be available online by going to
www.companyboardroom.com. An online replay will also be available shortly after the call at www.streetevents.com and www.companyboardroom.com.

About the Company:
------------------

PacificHealth Laboratories, Inc., Woodbridge, NJ, was founded in 1995 to develop and commercialize functionally unique nutritional products for sports nutrition, weight loss and Type 2 diabetes. To learn more about PacificHealth Laboratories, Inc., visit: www.pacifichealthlabs.com; www.accelerade.com; www.satietrol.com.

Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements". These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.


SELECTED FINANCIAL DATA:
------------------------

                                INCOME STATEMENT

                                                Three Months Ended
                                                ------------------
                                             03/31/03          03/31/02
                                            (Unaudited)       (Unaudited)
                                            -----------       -----------

Revenues                                    $1,397,779        $1,156,930
Net Operating Income (Loss)                   (421,053)         (256,456)
Other Income (Expense)                             (50)            5,131
Net Income (Loss)                            ($421,103)        ($251,325)
Net Income (Loss) per Share
           Basic                                ($0.07)           ($0.04)
           Diluted                              ($0.07)           ($0.04)

Basic Weighted Average
  Shares Outstanding                         6,115,170         6,039,203
Diluted Weighted Average
  Shares Outstanding                         6,840,747         7,133,982




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                             CONDENSED BALANCE SHEET

                                     ASSETS

                                                                      March 31,                Dec 31,
                                                                        2003                    2002
                                                                     (Unaudited)              (Audited)
                                                                     -----------             -----------
Current assets:
  Cash and cash equivalents                                           $  409,356             $  628,435
  Accounts receivable, net                                               697,299                335,219
  Inventories                                                          1,070,827              1,537,784
  Prepaid expenses                                                       147,340                142,865
                                                                      ----------             ----------
       Total current assets                                            2,324,822              2,644,303

Property and equipment, net                                               54,582                 66,835

Other assets:
  Deposits                                                                49,724                  3,991
                                                                      ----------             ----------

            Total assets                                              $2,429,128             $2,715,129
                                                                      ==========             ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                                          $43,178               $ 64,213
  Accounts payable and accrued expenses                                  445,787                280,384
  Other                                                                   83,851                100,000
                                                                      ----------             ----------
            Total current liabilities                                    572,816                444,597
                                                                      ----------             ----------

Stockholders' equity:
  Common stock, $.0025 par value;
    authorized 50,000,000 shares; issued and
    outstanding: 6,115,703 shares at
    March 31, 2003 and 6,114,703 shares
    at December 31, 2002                                                  15,289                 15,287
  Additional paid-in capital                                          13,846,854             13,839,972
  Accumulated deficit                                                (12,005,831)           (11,584,727)
                                                                      ----------             ----------
                                                                       1,856,312              2,270,532
                                                                      ----------             ----------

   Total liabilities and stockholders' equity                         $2,429,128             $2,715,129
                                                                      ==========             ==========

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